UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2018

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 10, 2018, TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), completed an underwritten public offering of 7,000,000 shares of its common stock, $0.001 par value per share, at a price to the underwriters of $19.82 per share, pursuant to an underwriting agreement, dated August 7, 2018 (the “Underwriting Agreement”), among the Company and TPG RE Finance Trust Management, L.P., a Delaware limited partnership, on the one hand, and Citigroup Global Markets Inc., as representative of the several underwriters named in the Underwriting Agreement, on the other hand. The Underwriting Agreement is filed herewith as Exhibit 1.1.

The net proceeds from the offering to the Company were approximately $138.4 million after deducting the estimated offering expenses payable by the Company. The shares were sold pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-226642) and the related prospectus dated August 7, 2018, as supplemented by a prospectus supplement dated August 7, 2018.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 7, 2018, among the Company, TPG RE Finance Trust Management, L.P. and Citigroup Global Markets, Inc., as representative of the several underwriters named therein

5.1	Opinion of Venable LLP as to the legality of the securities being issued

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE FINANCE TRUST, INC.

By:	/s/ Robert Foley
Name:	Robert Foley
Title:	Chief Financial and Risk Officer

Date: August 10, 2018

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